UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  July 6, 2017

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement

On July 6, 2017, Energy Future Holdings Corp. (EFH) and Energy Future Intermediate Holding Company LLC (EFIH) provided a written notice (notice) to NextEra Energy, Inc. (NEE) terminating the agreement and plan of merger, dated as of July 29, 2016, as amended (merger agreement), by and among, NEE, EFH Merger Co., LLC (Merger Sub), EFH and EFIH, under which Merger Sub would have acquired 100% of the equity of reorganized EFH and certain of its subsidiaries, including its indirect ownership of approximately 80% of the outstanding equity interests of Oncor Electric Delivery Company LLC (Oncor). The notice stated that the termination of the merger agreement shall cause, among other things, the automatic termination of the Amended and Restated Plan Support Agreement, dated as of September 19, 2016, and the Oncor Letter Agreement, each of which was entered into in connection with the merger agreement. The notice is filed as Exhibit 99(a) hereto and is incorporated into this report by reference.

On July 7, 2017, NEE and Merger Sub provided a written reply to the notice to EFH and EFIH, which is filed as Exhibit 99(b) hereto and is incorporated into this report by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99(a)	Notice of Termination of the Agreement and Plan of Merger dated July 6, 2017
99(b)	Reply to Notice of Termination of the Agreement and Plan of Merger dated July 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 10, 2017

NEXTERA ENERGY, INC.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel

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